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                                                                     Exhibit 8.1

                              FULBRIGHT & JAWORSKI
                                     L.L.P.
                   A Registered Limited Liability Partnership
                           1301 McKinney, Suite 5100
                           Houston, Texas  77010-3095

Telephone: 713/651-5151                                          Houston
     Telex: 76-2829                                          Washington, D.C.
Facsimile: 713/651-5246                                           Austin
                                                                San Antonio
                                                                  Dallas
August 29, 1995                                                  New York
                                                                Los Angeles
                                                                  London
                                                                 Hong Kong



Kaneb Pipe Line Partners, L.P.
2435 North Central Expressway
Suite 700
Richardson, Texas  75080


Dear Sirs:

             We have acted as special counsel for Kaneb Pipe Line Company, a Delaware corporation, and Kaneb Pipe Line Partners, L.P., a Delaware limited partnership (the "Partnership"), in connection with the offering of units representing preference limited partner interests ("Preference Units") in the Partnership pursuant to the Registration Statement on Form S-3 (Registration No. 33-59373) of the Partnership (the "Registration Statement").

             We have been requested to furnish our opinion as to the material federal income tax consequences to an investor of acquiring Preference Units in the offering made pursuant to the prospectus (the "Prospectus") included within the Registration Statement. In response to such request we have prepared the section of the Prospectus entitled "Federal Income Tax Considerations" as such opinion.

             We consent to the reference to our firm under the captions "Risk Factors--Tax Considerations" and "Federal Income Tax Considerations" in the Prospectus and to the filing of this confirmation and consent as an Exhibit to the Registration Statement.

                                        Very truly yours,



                                        Fulbright & Jaworski L.L.P.